Exhibit 99.1

Hunt Companies Finance Trust Announces Common and Preferred Stock Dividends and CFO Retirement

New York, September 10, 2018 – Hunt Companies Finance Trust, Inc. (NYSE:HCFT) announced today the declaration of a cash dividend of $0.06 per share of common stock with respect to the third quarter of 2018. This third quarter common stock dividend is payable on October 15, 2018 to stockholders of record as of the close of business on September 28, 2018.

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of the Company, the board of directors has also declared monthly cash dividend rates for the fourth quarter of 2018 of $0.1823 per share of Series A Preferred Stock:

Fourth Quarter 2018 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date
October 2018	$0.1823	October 15, 2018	October 26, 2018
November 2018	$0.1823	November 15, 2018	November 27, 2018
December 2018	$0.1823	December 17, 2018	December 27, 2018

James Flynn, Chairman and Chief Executive Officer said, “During the second quarter and early third quarter, we substantially completed the transition of our corporate balance sheet to invest in commercial real estate loan assets.  We believe this will drive stable and consistent core earnings and value to our shareholders going forward.”

The Company further announced that David Oston, Chief Financial Officer, Treasurer and Secretary of the Company, has indicated his intention to retire. Mr. Oston stepped down from his role as CFO and Treasurer on September 6, 2018.  Mr. Oston has agreed to assist in the orderly transition of his CFO responsibilities and will continue to serve the Company in the role of Executive Vice President and Secretary and as a member of the board. Mr. Oston’s retirement is not based on any disagreement with the Company or with its auditors on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

The Company has appointed James A. Briggs as Chief Financial Officer on an interim basis. Mr. Briggs brings more than 30 years of accounting and finance experience in the financial services and real estate industries. He currently also serves as the Chief Accounting Officer for Hunt Real Estate Capital, LLC and several other Hunt affiliates. Prior to his role at Hunt, Mr. Briggs was the Chief Accounting Officer for Centerline Capital Group, a publicly traded specialty finance and investment management business and predecessor company to Hunt Real Estate Capital. Prior to that, Mr. Briggs was the Director of Finance at MRU Holdings. Mr. Briggs has fifteen years of experience from JP Morgan Chase & Co. and its predecessor companies in a variety of accounting and finance roles, including as Head of Valuation Control and CFO for Emerging Markets. Mr. Briggs, a Certified Public Accountant, began his career at Ernst & Young, LLP and earned his B.B.A in Accounting from Iona College.

Hunt Companies Finance Trust

Hunt Companies Finance Trust is a real estate investment trust ("REIT") focused with its subsidiaries on investing in, financing and managing transitional multi-family and commercial real estate loans, securities backed by multifamily mortgage loans or multifamily mortgage-backed securities ("Multifamily MBS"), and other mortgage related investment including mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Hunt Companies Finance Trust is externally managed and advised by Hunt Investment Management, LLC. More information regarding Hunt Investment Management is described in its brochure (Part 2A of Form ADV) available at www.adviserinfo.sec.gov.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.